UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2007

AMERICAN COMMUNITY NEWSPAPERS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32549 (Commission File Number)	20-2521288 (IRS Employer Identification No.)

14875 Landmark Blvd., Suite 110, Addison, Texas (Address of Principal Executive Offices)	75254 (Zip Code)

(972) 628-4080
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01. Entry Into a Materially Definitive Agreement.

On November 13, 2007, the board of directors of American Community Newspapers Inc. (“ACN”) approved a form of indemnification agreement to be entered by each of ACN’s directors and executive officers (“Indemnitee”). Subject to the terms of the agreement, ACN will indemnify Indemnitee for expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with proceedings arising out of Indemnitee’s position with ACN (“Expenses”). Indemnitee will have no right to indemnification in any matter in which Indemnitee is determined to be liable to ACN if applicable law prohibits such indemnification, unless the court in which such Proceeding shall have been brought determines that indemnification may nevertheless be made by ACN. ACN may advance funds to Indemnitee to pay Expenses. ACN has agreed to use commercially reasonable efforts to maintain director and officer liability insurance in scope and amount at least equal to that existing on the date of the agreement.

Item 2.02. Results of Operations and Financial Condition.

On November 14, 2007, American Community Newspapers Inc. (“ACN”) issued a press release announcing its financial results for its third fiscal quarter. The press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	Form of indemnification agreement.
99.1	Press Release dated November 14, 2007, reporting American Community Newspapers Inc.’s financial results for its third fiscal quarter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2007	AMERICAN COMMUNITY NEWSPAPERS INC.
	By:	/s/ Gene Carr
Gene Carr Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Form of indemnification agreement.
99.1	Press Release dated November 14, 2007, reporting American Community Newspapers Inc.’s financial results for its third fiscal quarter.